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                                                                    Exhibit 99.4

PROXY                                                                      PROXY

                          GALILEO INTERNATIONAL, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE SPECIAL MEETING OF STOCKHOLDERS - AUGUST 30, 2001

The stockholders(s) identified on the reverse of this card appoints James E. Barlett, Cheryl Ballenger and Anthony C. Swanagan and each of them, as proxies, with full power of substitution and revocation, to vote, as designated herein, all shares of common stock of Galileo International, Inc. owned of record by such stockholder(s), with all powers that such stockholder(s)would possess if personally present, at the special meeting of stockholders of Galileo International, Inc. to be held on August 30, 2001, or at any adjournment thereof.

This card, or the telephonic or Internet voting procedures, when properly completed, also constitutes voting instructions to the trustee of the Galileo International Savings and Investment Plan (the "401(k) Plan") to vote, in person or by proxy, all shares of common stock of Galileo International, Inc., if any, allocated to the account of the undersigned held by the trustee. If the trustee does not receive voting instructions from the undersigned, such shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 UNLESS THE BOARD OF DIRECTORS CHANGES ITS RECOMMENDATION FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER BEFORE THIS PROXY CARD HAS BEEN SIGNED AND MAILED OR THE TELEPHONIC OR INTERNET VOTING PROCEDURES HAVE BEEN COMPLETED, IN WHICH CASE THE UNSPECIFIED PROXY WILL BE VOTED PROPORTIONATELY IN ACCORDANCE WITH THE MANNER IN WHICH ALL SPECIFIED PROXIES HAVE BEEN VOTED. IF THIS CARD CONSTITUTES VOTING INSTRUCTIONS TO THE 401(k) PLAN TRUSTEE, THE TRUSTEE WILL VOTE AS DESCRIBED IN THE PLAN DOCUMENTS AND ANY ACCOMPANYING MATERIALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


                  (Continued and to be signed on reverse side)
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                                [GALILEO LOGO]


                          GALILEO INTERNATIONAL, INC.

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY: |

The Board of Directors recommends that you vote FOR the proposal.

1.  Adoption of the Agreement and Plan of Merger   For   Against   Abstain
    dated as of June 15, 2001, among Galileo       / /     / /       / /
    International, Inc., Cendant Corporation and Galaxy Acquisition Corp. and the transactions contemplated thereby.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.


                                         Dated:___________________________, 2001

Signature(s)____________________________________________________________________

________________________________________________________________________________
The signature to this proxy should conform exactly to the name as shown. Joint owners should each sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing. You hereby revoke any proxy, proxies or voting instructions heretofore given to vote such shares at said meeting or at any adjournment thereof.

                          /\ FOLD AND DETACH HERE /\



                          GALILEO INTERNATIONAL, INC.
                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of common stock of Galileo International, Inc. that you own of record and gives voting instructions for any shares of common stock held on your behalf in the Galileo 401(k)Plan.

Please consider the issues discussed in the proxy statement and cast your vote by:

[Computer Graphic]              Accessing the World Wide Web
                                site http://www.eproxyvote.com/glc to vote via the Internet.

[Telephone Graphic]             Using a touch-tone telephone to vote by phone
                                toll free from the U.S. or Canada. Simply dial
                                1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

[Envelope Graphic]              Completing, dating, signing and mailing the
                                proxy card in the postage-paid envelope included with the proxy statement or sending it to Galileo International, Inc. c/o LaSalle Bank
                                N.A., P.O. Box LL, Chicago, IL 60603.


You can vote by phone or via the Internet anytime prior to August 29, 2001. You will need the proxy form and the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.